UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	46-4228084
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., Suite 900	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The following summarizes the voting results for the three proposals submitted for a vote of the stockholders of EarthLink Holdings Corp. (the “Company”) at the annual meeting of stockholders held on April 28, 2015 (the “2015 Annual Meeting”):

Proposal 1.  To elect Susan D. Bowick, Joseph F. Eazor, David A. Koretz, Kathy S. Lane, Garry K. McGuire, R. Gerard Salemme, Julie A. Shimer, Ph.D. and M. Wayne Wisehart to the Company’s Board of Directors to serve until the 2016 annual meeting of stockholders or until his or her successor is duly elected and qualified. This proposal was approved by the Company’s stockholders at the 2015 Annual Meeting.

Name	Votes For	Votes Against	Votes Abstained	Broker non- votes
Susan D. Bowick	72,570,134	775,143	50,802	22,725,259
Joseph F. Eazor	72,557,366	788,263	50,450	22,725,259
David A. Koretz	72,561,495	779,041	54,543	22,725,259
Kathy S. Lane	72,561,034	779,219	54,826	22,725,259
Garry K. McGuire	72,543,393	798,864	53,822	22,725,259
R. Gerard Salemme	72,545,046	795,624	55,409	22,725,259
Julie A. Shimer, Ph.D	72,571,723	773,846	50,510	22,725,259
M. Wayne Wisehart	72,527,690	803,145	65,244	22,725,259

Proposal 2.  To approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.  This proposal was approved by the Company’s stockholders at the 2015 Annual Meeting.

Votes For — 70,089,628
Votes Against — 3,094,910
Votes Abstained — 211,541
Broker non-votes — 22,725,259

Proposal 3.  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  This proposal was approved by the Company’s stockholders at the 2015 Annual Meeting.

Votes For — 95,674,469
Votes Against — 371,801
Votes Abstained — 75,068

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

By:	/s/ Louis M. Alterman
Name:	Louis M. Alterman
Title:	Executive Vice President,
Chief Financial Officer

Date: April 29, 2015